EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Chembio Diagnostics, Inc. (the “Company”) for the quarter ended June 30, 2018, each of the undersigned John J. Sperzel III, the Chief Executive Officer of the Company, and Neil A. Goldman, the Executive Vice President and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds’ knowledge and belief:

(1) This Form 10-Q for the quarter ended June 30, 2018 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Form 10-Q for the quarter ended  June 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the periods presented therein.

Dated:  August 8, 2018          /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer

Dated:  August 8, 2018          /s/ Neil A. Goldman
Neil A. Goldman
Executive Vice President and Chief Financial Officer